Exhibit 15.4

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-200788) and the Registration Statement on Form S-8 (File No. 333-210057) of Orange of our reports dated February 23, 2017 with respect to the consolidated statements of financial position of Orange and subsidiaries (the “Group”) as of December 31, 2016 and 2015, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting of the Group as of December 31, 2016, which reports appear in this Annual Report on Form 20-F of Orange for the year ended December 31, 2016.

Our report dated February 23, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that, as indicated in Management’s Annual Report on Internal Control Over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of Groupama Banque (renamed Orange Bank in January 2017) and the entities acquired in Africa (Cellcom in Liberia, Airtel Burkina Faso, Airtel Sierra Leone and Oasis SA in the Democratic Republic of the Congo), which are included in the 2016 consolidated financial statements of the Group and constituted 5.3% and 1.5% of total assets, respectively, as of December 31, 2016 and 0.0% and 0.5% of revenues, respectively, for the year then ended. Our audit of internal control over financial reporting of the Group also did not include an evaluation of the internal control over financial reporting of Groupama Banque (renamed Orange Bank in January 2017) and the entities acquired in Africa in 2016 (Cellcom in Liberia, Airtel Burkina Faso, Airtel Sierra Leone and Oasis SA in the Democratic Republic of the Congo).

/s/ KPMG S.A.

Represented by Marie Guillemot

Paris-La Défense

April 7, 2017